Exhibit 99.1

IronNet Announces Receipt of Notification Letter from NYSE

McLean, VA (June 28, 2023) – IronNet, Inc. (NYSE: IRNT) (“IronNet”) announced today that it received a notice from the New York Stock Exchange (the “NYSE”) indicating that IronNet is not in compliance with Section 802.01E of the NYSE Listed Company Manual as a result of its failure to timely file its Quarterly Report on Form 10-Q for the quarter ended April 30, 2023 (the “Form 10-Q”) with the Securities and Exchange Commission (the “SEC”).

As previously reported by IronNet in its Notification of Late Filing on Form 12b-25, filed with the SEC on June 15, 2023, IronNet was unable to file the Form 10-Q within the prescribed period due to diversion of company resources related in part to ongoing efforts by management to raise additional capital and negotiate a potential strategic transaction for the Company.

The notice has no immediate effect on the listing of IronNet’s securities on the NYSE. The NYSE informed IronNet that, under NYSE rules, IronNet will have six months from June 21, 2023, or until December 20, 2023, to file the Form 10-Q with the SEC. IronNet can regain compliance with the NYSE listing standards at any time prior to that date by filing Form 10-Q. If IronNet fails to file the Form 10-Q before the NYSE’s compliance deadline, the NYSE may grant, at its sole discretion, an extension of up to six additional months for IronNet to regain compliance, depending on the specific circumstances.

About IronNet

Founded in 2014 by GEN (Ret.) Keith Alexander, IronNet, Inc. (NYSE: “IRNT”) is a global cybersecurity leader that is transforming how organizations secure their networks by delivering the first-ever Collective Defense platform operating at scale. Employing a number of former NSA cybersecurity operators with offensive and defensive cyber experience, IronNet integrates deep tradecraft knowledge into its industry-leading products to solve the most challenging cyber problems facing the world today. For more information, visit www.ironnet.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding IronNet’s ability to provide visibility and detection of malicious behaviors and to help defend against increased cyber threats facing the globe. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions, or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside IronNet’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: IronNet’s ability to continue as a going concern; risks and uncertainties associated with a potential filing for relief under the United States Bankruptcy Code; IronNet’s inability to recognize the anticipated benefits of collaborations with IronNet’s partners and customers; IronNet’s ability to execute on its plans to develop and market new products and the timing of these development programs; the rate and degree of market acceptance of IronNet’s products; the success of other competing technologies that may become available; the performance of IronNet’s products; potential litigation involving IronNet; and general economic and market conditions impacting demand for IronNet’s products. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described under the heading “Risk Factors” in IronNet’s Annual Report on Form 10-K for the year ended January 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on May 2, 2022, IronNet’s most recent Quarterly Report on Form 10-Q for the quarter ended October 31, 2022, filed with the SEC on May 2, 2023, and other documents that IronNet files with the SEC from time to time. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and IronNet does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

IronNet Contacts:

IronNet Investor Contact: IR@ironnet.com

IronNet Media Contact: Media@ironnet.com